UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 SCHEDULE 14A

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Exchange Act of 1934 (Amendment No.   )

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Soliciting Material Pursuant to § 240.14a-12

VALLEY FINANCIAL CORPORATION

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VALLEY FINANCIAL CORPORATION

36 Church Avenue, SW

Roanoke, Virginia 24011

PROXY STATEMENT

FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS

This solicitation of proxies is made by and on behalf of the Board of Directors of Valley Financial Corporation (the "Company") for use at the 2009 Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 a.m. local time at the Shenandoah Club, 24 Franklin Road, Roanoke, Virginia 24011 on Wednesday, May 13, 2009 and at any adjournments thereof. This Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 are being provided to shareholders on or about April 2, 2009 through the Internet or, upon your request, a printed version of these materials will be mailed to you.

The cost of solicitation of proxies will be borne by the Company. Such costs include charges by brokers, fiduciaries and custodians for forwarding proxy materials to beneficial owners of Company stock held in their names. Solicitations will be made only by use of the mails, except that if necessary, officers, directors and employees of the Company may, without additional compensation, solicit proxies by telephone or personal contact.

All properly executed proxies delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with the instructions thereon. Any person wishing to vote in person may do so at the Annual Meeting. Any person signing and mailing a proxy may, nevertheless, revoke the proxy at any time prior to the actual voting of it by providing written notice of revocation of the proxy, by submitting a signed proxy bearing a later date, or by revoking the proxy in person at the Annual Meeting. Any such written notice of revocation should be sent to Kimberly B. Snyder, Corporate Secretary, Valley Financial Corporation, P.O. Box 2740, Roanoke, Virginia 24001.

VOTING PROCEDURES

The record date for eligibility to vote at the Annual Meeting is March 6, 2009. As of that date, the Company had outstanding 4,680,251 shares of its common stock, no par value (the "Common Stock"), each of which is entitled to one vote at the Annual Meeting or any adjournment of the meeting. A majority of votes entitled to be cast on matters to be considered at the Annual Meeting constitutes a quorum. Broker non-votes (in which brokers fail to vote shares on behalf of the beneficial owners thereof) will not be treated as present or represented at the meeting and will not be included in determining whether a quorum is present.

Also as of March 6, 2009, the Company had outstanding 16,019 shares of its preferred stock, no par value (“Preferred Stock”). The Preferred Stock holder is not entitled to a vote at the Annual Meeting or any adjournment of the meeting.

Election of Directors. Directors are elected by a plurality of the votes of the shares represented in person or by proxy at the Annual Meeting. Only shares that are voted in favor of a nominee will be counted toward that nominee’s achievement of a plurality. Shares represented by proxy as to which the shareholder properly withheld authority to vote for a nominee will not be counted toward that nominee’s achievement of a plurality.

Other Matters. The affirmative vote of a majority of the shares represented at the Annual Meeting is required for a matter to be deemed approved by the shareholders. Shares represented by proxy as to which the shareholder abstained from voting are considered present at the meeting for the purpose of determining whether there is a quorum but, because they are not affirmative votes for the proposal, they have the same effect as votes cast against the proposal. Broker non-votes are not considered present at the Annual Meeting and are not counted with regard to the proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as to persons believed by management of the Company to be beneficial owners of more than 5% of the outstanding Common Stock. Other than as disclosed below, the Company is not aware of any person or group, as those terms are defined in the Securities Exchange Act of 1934, who beneficially owned more than 5% of the outstanding Common Stock as of March 6, 2009.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Common Stock	George W. Logan	467,000	9.98%
	P. O. Box 99
	Earlysville, VA 22936
Common Stock	Nicholas F. Taubman	404,022	8.63%
	2965 Colonnade Drive
	Roanoke, VA 24018
Common Stock	The Banc Funds Company, LLC	292,301	6.25%
	208 S. LaSalle Street
	Chicago, IL 60604

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Company's Articles of Incorporation divide the Board of Directors into three classes (A, B and C) as nearly equal in number as possible, with the terms of office of each class ending in successive years. The current term of office of the Class C directors expires at this Annual Meeting. The terms of office of the Class A and Class B directors will expire in 2010 and 2011, respectively.

It is the intent of the named proxies, unless otherwise directed, to vote in favor of the election of each of the five nominees for Class C director whose names appear below. Each nominee has agreed to serve if elected. In the event any named nominee shall unexpectedly be unable to serve, proxies will be voted for the remaining named nominees and such other person or persons as may be designated by the Board of Directors.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

The following information, including the principal occupation during the past five years, is given with respect to the nominees for election to the Board at the Annual Meeting, for the directors who will continue in office after the Annual Meeting and for the non-director Named Executive Officers of the Company. All of the nominees for re-election as directors currently serve as directors of the Company and of Valley Bank (the "Bank"), the Company’s wholly-owned subsidiary. The Board of Directors has determined that all directors with the exception of Director Gutshall, are “independent” directors under the current listing standards of the NASDAQ Stock Market.

				Shares of Common Stock Beneficially Owned as of March 6, 2009 (12)
Name	Age	Date First Became Director	Principal Occupation	Shares Owned	Shares Acquirable within 60 days	Percent of Class

			NOMINEES FOR DIRECTOR

			CLASS C
			(To serve until 2012 Annual Meeting)
Ellis L. Gutshall*	58	Jun-96	President and Chief Executive Officer of the Company and the Bank, Roanoke, VA	117,682 (1)	14,945	2.83%

Mason Haynesworth	68	Jun-97	Retired since 2000; former Director of Specialized Audits, Norfolk Southern Corporation (rail transportation company), Roanoke, VA	11,407 (2)	-	0.24%

A. Wayne Lewis	65	Mar-94	Retired since July, 2005; former Executive Vice President, Chief Financial Officer, and Corporate Secretary of the Company and the Bank, Roanoke, VA	96,055	-	2.05%

				Shares of Common Stock Beneficially Owned as of March 6, 2009 (12)
Name	Age	Date First Became Director	Principal Occupation	Shares Owned	Shares Acquirable within 60 days	Percent of Class

George W. Logan *(3)	64	Mar-94	Chairman of the Board of Directors of the Company and the Bank; Lecturer, Darden Graduate School of Business Administration, Charlottesville, VA	467,000	-	9.98%

Geoffrey M. Ottaway	61	Jan-05	Chairman, Checker Leasing, Inc. (owner of Avis and Budget Rent-A-Car franchises), Roanoke, VA	115,560 (4)	-	2.47%

DIRECTORS WHO WILL CONTINUE IN OFFICE

CLASS A
(To serve until 2010 Annual Meeting)

James S. Frantz, Jr.	52	Jan-05	President and Chief Executive Officer of Graham-White Manufacturing Company (manufacturer of custom products and solutions for the transportation industry), Salem, VA	11,524	-	0.25%

Eddie F. Hearp	65	Mar-94	President, National Financial Services, Inc. (personal and business insurance, retirement benefit planning), Roanoke, VA	136,380 (5)	-	2.91%

Anna L. Lawson	65	Mar-94	Conservationist, Daleville, VA	130,948 (6)	-	2.80%

John W. Starr, MD	62	Mar-94	Cardiologist, Consultants in Cardiology, PC, Roanoke, VA	87,608 (7)	-	1.87%

Michael E. Warner	73	Mar-94	Private Investor, Roanoke, VA	94,268	-	2.01%

CLASS B
(To serve until 2011 Annual Meeting)

Abney S. Boxley, III* (8)	51	Mar-94	President and Chief Executive Officer, Boxley Materials Company (construction materials supplier), Roanoke, VA	69,776 (9)	-	1.49%

William D. Elliot*	63	Mar-94	Chairman, Davis H. Elliot Company, Incorporated (specialists in construction and maintenance of overhead electric power lines, industrial electric wiring and industrial process controls), Roanoke, VA	207,069 (10)	-	4.42%

Barbara B. Lemon	72	Mar-94	Civic Leader, Roanoke, VA	95,000	-	2.03%

				Shares of Common Stock Beneficially Owned as of March 6, 2009 (12)
Name	Age	Date First Became Director	Principal Occupation	Shares Owned	Shares Acquirable within 60 days	Percent of Class

Samuel L. Lionberger, Jr.	68	Jan-05	Chief Executive Officer, Lionberger Construction Company (general contracting company), Roanoke, VA	8,000	-	0.17%

Ward W. Stevens, M.D.*	73	Mar-94	Retired neurosurgeon, Roanoke, VA	100,300	-	2.14%

Edward B. Walker	41	Aug-07	Managing Member, Regeneration Partners, LLC, Roanoke, VA	3,381	-	0.07%

NON-DIRECTOR NAMED EXECUTIVE OFFICERS
Name	Age	Date first became an executive officer	Principal Occupation	Shares Owned	Shares Acquirable within 60 days	Percent of Class
Kimberly B. Snyder, CPA	38	May-05	Executive Vice President and Chief Financial Officer of the Company and the Bank; Corporate Secretary of the Company	105	5,650	0.12%

John McCaleb	56	Jan-05	Executive Vice President and Chief Lending Officer	3,000 (11)	5,200	0.18%

20 Directors and Named Executive Officers as a group				1,751,682	25,795	37.77% (12)

*Member of the Executive Committee

(1)	Includes 628 shares held jointly with his children and 944 shares held by Mr. Gutshall’s spouse.
(2)	Includes 1,574 shares held by Mr. Haynesworth’s spouse.
(3)	Mr. Logan is also a director of RGC Resources, Inc.
(4)	Includes 550 shares held jointly by Mr. Ottaway with his spouse.
(5)	Includes 47,380 shares held by Mr. Hearp’s spouse.
(6)	Includes 4,950 shares held by Mrs. Lawson's spouse.
(7)

Includes 3,150 shares held by Dr. Starr's spouse. Dr. Starr filed two Form 4s late during 2008, the first with a transaction date of 12/8/08 was filed on 12/18/08 and the second with a transaction date of 12/10/08 was filed on 12/18/08.

(8)	Mr. Boxley is also a director of RGC Resources, Inc.
(9)	Includes 10,000 shares Mr. Boxley holds as custodian for his children.
(10)	Includes 3,000 shares held by Mr. Elliot’s spouse.
(11)	Includes 2,000 shares held by Mr. McCaleb’s wife.
(12)	Computed in accordance with SEC Rule 13d-3 to reflect stock options exercisable within 60 days.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following individuals are the executive officers of the Company who are not also directors. Officer titles are for Valley Bank, unless specified otherwise. Unless otherwise specified, each officer has held their current position for at least five years.

Name	Principal Occupation	Age	Since

Kimberly B. Snyder, CPA	Executive Vice President & Chief Financial Officer, 2007-2008; Senior Vice President & Chief Financial Officer, 2005-2007; previously Vice President of Finance, The Egg Factory, LLC, 1999-2005	38	2005

John T. McCaleb	Executive Vice President & Chief Lending Officer, 2008; Senior Vice President & Chief Lending Officer, 2006-2008; Senior Vice President & Senior Commercial Loan Officer, 2004; previously Senior Vice President, Business Banking Manager, National Bank of Commerce 2000-2004	56	2005

Andrew B. Agee	Senior Vice President & Senior Real Estate Officer, 2004-2008; previously Senior Vice President & Senior Real Estate Officer, National Bank of Commerce 2000-2004	47	2005

R. Grayson Goldsmith	Senior Vice President & Business Banking Manager, 2007-2008; previously Senior Vice President / Commercial Section Head, SunTrust Bank 2000-2007	54	2007

Mary P. Hundley	Senior Vice President & Chief Risk Officer, 2006-2008; Senior Vice President, Credit Administration, 2003-2006	49	2003

JoAnn M. Lloyd	Senior Vice President & Chief Information Officer, 2006-2008; Senior Vice President, Deposit Operations and IT, 2003-2006	55	2003

Edward C. Martin	Senior Vice President & Chief Credit Officer, 2007-2008; Vice President, Business Banking Officer, 2004-2007; previously Vice President National Bank of Commerce	35	2007

Connie W. Stanley	Senior Vice President & Chief Retail Banking Officer, 2006-2008; Senior Vice President & Retail Banking Head, 2003-2006	57	2003

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Anna L. Lawson, a Class A Director, is the sister of George W. Logan, a Class C Director and Chairman of the Board of Directors. Other than the foregoing, there are no family relationships among the Directors and Executive Officers of the Company.

The Bank has had and expects to have loan transactions with certain directors and officers and their affiliates. Management of the Bank is of the opinion that such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than normal risk of collectibility or present other unfavorable features.

BOARD OF DIRECTORS AND COMMITTEES

The Boards of the Company and the Bank are identical in membership. The Boards have standing audit, nominating and compensation committees (or committees performing similar functions) as listed below.

Audit Committee

The charter of the Audit Committee of the Board, as revised in January 2006, specifies that the purpose of the Committee is to assist the Board in its oversight of:

•	the integrity of the Company’s financial statements;
•	the adequacy of the Company’s system of internal controls;
•	the Company’s compliance with legal and regulatory requirements;
•	the qualifications and independence of the Company’s independent registered public accountants; and
•	the performance of the Company’s independent registered public accountants and of the Company’s internal audit function.

In carrying out these responsibilities, the Audit Committee, among other things:

•	monitors preparation of quarterly and annual financial reports by the Company’s management;
•

supervises the relationship between the Company and its independent registered public accountants, including: having direct responsibility for their appointment, compensation, and retention; reviewing the scope of their audit services; approving audit and non-audit services; and confirming the independence of the independent registered public accountants;

•

oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of the Company’s policies relating to legal and regulatory compliance, ethics and conflicts of interests, and review of the Company’s internal auditing program.

For a complete copy of the Audit Committee charter, please visit the shareholder information page on our website at www.myvalleybank.com.

The Committee met six times during fiscal 2008. The Committee is comprised of the directors whose names appear at the end of the report. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee’s meetings include, whenever appropriate, executive sessions in which the Committee meets separately with the Company’s independent registered public accountants, the Company’s internal auditors, the Company’s Chief Executive Officer, the Company’s Chief Financial Officer, the Company’s Chief Risk Officer, and the Company’s general counsel (as a group or separately as deemed necessary).

As part of its oversight of the Company’s financial statements, the Committee reviews and discusses with both management and the Company’s independent registered public accountants all annual and quarterly financial statements and disclosures prior to their issuance. During fiscal 2008, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Committee. These reviews included discussion with the independent registered public accountants of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee also discussed with Elliott Davis, LLC matters relating to their independence, including a review of audit and non-audit fees and the written disclosures and letter from Elliott Davis, LLC pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants communications with the Audit Committee concerning independence.

In addition, the Committee reviewed key initiatives and programs aimed at maintaining the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program.

Taking all of these reviews and discussions into account, the undersigned Committee members recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Mason Haynesworth, Chairman

William D. Elliot

Eddie F. Hearp

Barbara B. Lemon

Geoffrey M. Ottaway

The Board of Directors has determined that all Committee members are “independent” directors under the current standards of the Securities and Exchange Commission (the “SEC”) and the NASDAQ Stock Market.

Independent Certified Public Accountants

Elliott Davis, LLC acted as the Company's independent certified public accountants for the fiscal year ended December 31, 2008. Representatives of Elliott Davis, LLC are expected to attend the Annual Meeting and will have the opportunity to make a statement if they so desire. They will be available to respond to questions from shareholders.

All audit, audit-related and tax services provided by third parties were pre-approved by the Audit Committee, which concluded that the provision of some such services by Elliott Davis, LLC were compatible with the maintenance of the respective firm’s independence in the conduct of its auditing functions.

Auditor Fees and Services

The following table presents fees for professional services, including various audit and non-audit services, as approved by the Audit Committee and rendered by Elliott Davis, LLC for the audit of the Company’s annual financial statements for fiscal 2008 and fiscal 2007, together with fees for audit-related services and tax services rendered by that firm during fiscal 2008 and fiscal 2007. Audit fees consisted primarily of the audit of the Company’s annual consolidated financial statements and for reviews of the condensed consolidated financial statements included in the Company’s quarterly reports on Form 10-Q. Audit related fees consisted primarily of the audit of the Company’s 401(K) Plan as well as consultations regarding generally accepted accounting principles and agreed-upon procedures related to interest rate risk management. There were no other fees billed by the Company’s principal accountant during fiscal 2008 or fiscal 2007.

External Auditors	2008	2007
Audit Fees	$70,100	$71,844
Audit-Related Fees	14,643	8,713
Tax Fees	7,250	5,500
Total	$91,993	$86,058

Audit Committee Financial Expert

The Sarbanes-Oxley Act of 2002 and current SEC rules require public companies to disclose whether they have at least one “audit committee financial expert” serving on their audit committee. The SEC rules define five attributes of an audit committee financial expert, all of which a qualifying director must have, and define the acceptable ways of acquiring those attributes. The Company’s Board of Directors has determined that Mason Haynesworth, the current Chairman of the Audit Committee, is “independent” under the current standards of the Securities and Exchange Commission (the “SEC”) and the listing standards of the NASDAQ Stock Market, and qualifies as an audit committee financial expert.

Audit Committee Pre-Approval Policy

The Board of Directors has adopted a formal policy requiring pre-approval of all audit, audit-related, tax and permissible other services provided to the Company by Elliott Davis, LLC in order to assure that they do not impair the auditor’s independence from the Company. Proposed services either may be pre-approved without consideration of specific case-by-case services by the Audit Committee (“general pre-approval”), or require the specific pre-approval of the Audit Committee (“specific pre-approval”). Unless a service or type of service has received general pre-approval, it will require specific pre-approval by the Committee. Prior to approving any such services, the Audit Committee considers whether the provision of the services are consistent with the SEC’s rules on auditor independence and are compatible with maintaining the independence of the external audit firm. The Policy describes the Audit, Audit-related, Tax and All Other services that have the general pre-approval of the Audit Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise. The Audit Committee will annually review and pre-approve the services that may be provided by the independent auditor without obtaining specific pre-approval from the Audit Committee.

Pre-approval fee levels or budgeted amounts for all services to be provided by the independent auditor will be established annually by the Audit Committee. The Audit Committee is mindful of the overall relationship of fees for audit and non-audit services in determining whether to pre-approve any such services. For each fiscal year, the Audit Committee may determine the appropriate ratio between the total amount of fees for Audit, Audit-related and Tax services, and the total amount of fees for other related services. The Audit Committee must also approve any proposed services exceeding the pre-approved fee levels.

The Audit Committee may delegate pre-approval authority to one or more of its members, who must report any pre-approvals to the full Audit Committee at its next meeting. The Audit Committee may not delegate its pre-approval responsibilities to management. The Audit Committee approved all services performed by Elliott Davis, LLC in fiscal year 2008.

EXECUTIVE COMPENSATION

Human Resources Committee

The Human Resources Committee serves as the Company’s compensation committee and consists of Directors Elliot (Chairman), Lawson, Lemon, Logan and Stevens. The Board of Directors has determined that all Committee members are “independent” directors under the current listing standards of the NASDAQ Stock Market. The Committee oversees the Company’s compensation and benefits practices, recommends to the full Board the compensation arrangements for all executive officers of the Company and the Bank, administers any executive compensation plans (including the 2005 Key Employee Equity Award Plan), and reviews management succession plans. The Committee may not delegate its authority with respect to the Company’s compensation and benefits practices. The Committee met three times in fiscal year 2008. The Committee’s adopted charter is included on the shareholder information page of our website at www.myvalleybank.com.

Roles and Responsibilities

The primary purpose of the Committee is to conduct reviews of the Company’s general executive compensation policies and strategies and oversee and evaluate the Company’s overall compensation structure and program. Direct responsibilities include, but are not limited to:

•

Evaluating and approving goals and objectives relevant to compensation of the Chief Executive Officer and other executive officers, and evaluating the performance of the executives in light of those goals and objectives;

•	Determining and approving the compensation level for the Chief Executive Officer;
•	Reviewing and approving the compensation levels of other key executive officers recommended to the Committee by the Chief Executive Officer;
•	Reviewing and approving all grants of equity-based compensation to all employees,

including executive officers as recommended to the Committee by the Chief Executive Officer;

•	Recommending to the Board compensation policies for outside directors; and
•

Reviewing performance-based and equity-based incentive plans for the Chief Executive Officer and other executive officers and reviewing other benefit programs presented to the Committee by the Chief Executive Officer.

The Chief Executive Officer provides performance reviews and recommendations with respect to the Company’s subordinate Named Executive Officers for the Committee’s consideration, and manages the Company’s overall executive compensation programs, policies, and governance with assistance from the Chief Financial Officer.

Executive Compensation Program Philosophy

In designing the Company’s executive compensation program, the Committee seeks to achieve accountability for performance, alignment with shareholders’ long-term interests, and competitiveness. The Company strives to attract, motivate, and retain high-quality executives by providing total compensation that is performance-based and competitive. The Company’s executive compensation program includes four basic elements, including base salary, annual incentive and profit-sharing compensation, and long-term incentive compensation. The Company provides incentives to advance the interests of shareholders and deliver levels of compensation that are commensurate with performance. Overall, the Company designs its compensation program to:

•	Support the Company’s business strategy and business plan;
•	Retain and recruit executive talent; and
•	Create a strong performance alignment with shareholders.

The base salary and performance-based incentive awards and annual bonus awards are all expensed in the year earned and taxed as ordinary income to the participants. The long-term equity-based compensation awards are expensed in accordance with FAS 123(R) (fair market value over the vesting period). The gain realized from these awards is taxed as ordinary income in the year of exercise if the participant does not hold the stock for the holding period required. If the participant holds the stock for the required holding period, any gain realized from the sale of the stock after the holding period is treated as capital gain for tax purposes.

Recent Developments Related to the Company’s Participation in TARP

The Company elected to participate in the United States Department of the Treasury’s Capital Purchase Program, commonly known as “TARP”. The Company issued shares of its preferred stock to the Treasury in return for $16 million and a warrant to purchase 344,742 shares of our common stock at a price of $6.97 per share.

As a condition to participating in the program, our five senior executive officers (“SEO”) (Ellis L. Gutshall, Kimberly B. Snyder, John T. McCaleb, Richard Grayson Goldsmith, and Andrew B. Agee) as well as our other four executive officers (Mary P. Hundley, Edward Martin, JoAnn M. Lloyd, and Connie W. Stanley) signed a voluntary waiver of any claim against the United States or the Company for any changes to the SEO’s compensation or benefits that are required to comply with the regulation issued by the Department of the Treasury as published in the Federal Register on October 20, 2008. The primary rules related to executive compensation under TARP included:

•

A limit on any golden parachute payments (defined as severance pay in the event of an involuntary termination of employment) greater than three times the executive’s average W-2 compensation in the five calendar years that precede an involuntary termination.

•

The addition of a “clawback” provision to all incentive plans, which will require repayment of any bonus or incentive compensation if it is later proven that the payment was based on statements of earnings, gains or other criteria that were materially inaccurate.

•	An exclusion of any incentive for the SEOs to take unnecessary and excessive risks that threaten the value of the Company.
•	A limit on any federal income tax deduction for compensation in any year in excess of $500,000 to any senior executive officer.

Before electing to participate in the program, we carefully considered the foregoing limits and concluded that they are not inconsistent with, and would not unduly interfere with, our compensation philosophy or our compensation plans and programs. Further, the Company was satisfied that it did not have any employment agreements or change-in-control agreements that would be in excess of the golden parachute limit as defined.

On February 17, 2009 President Obama signed the American Recovery and Reinvestment Act of 2009, (“ARRA”) which imposes additional compensation restrictions on institutions that participate in the Capital Purchase Program. This law requires the Secretary of the Treasury to establish compensation standards, including the following:

•	Limits on compensation that exclude incentives for senior executive officers to take unnecessary and excessive risks that threaten the value of the institution;

•

Provisions for the recovery of any bonus, retention award or incentive compensation paid to a senior executive officer and any of the next 20 most highly compensated employees based on statements of earnings, revenues, gains or other criteria later found to be materially inaccurate; and

•

A prohibition on payments to a senior executive officer or any of the next five most highly compensated employees for departure from the institution for any reason, except payment for services performed or benefits accrued.

The first two of these required standards are substantially the same as those to which we and our senior executive officers agreed before we decided to participate in the Capital Purchase Program. The third standard goes well beyond the Capital Purchase Program requirements in that it completely prohibits most severance payments. This standard is inconsistent with our obligations to our senior executive officers under employment and change-in-control agreements.

Additionally, the ARRA requires the Secretary of the Treasury to prohibit certain bonuses, retention awards and incentive compensation. In our case the prohibition would apply to Mr. Gutshall. It would limit such compensation to one-third of total annual compensation and it could be paid only in the form of restricted stock that does not vest until we have returned all Capital Purchase Program funds to the Treasury.

The Secretary of the Treasury has not issued regulations that implement these provisions of the ARRA. Consequently, it is premature for us to predict how this new law may force us to change our compensation plans and policies in every instance. However, we have taken steps to alter our compensation plans and policies that we deem to be prudent in anticipation of the implementation of the ARRA. We expect that further changes to our compensation plans and policies will be necessary once the ARRA is fully implemented. To the extent that the changes we have already made to our compensation plans and policies impact the compensation of our named executive officers, they are discussed in more detail below.

The ARRA also allows the Treasury, subject to consultation with the appropriate federal banking agency, to permit us to repay any assistance previously provided to us under the TARP, without regard to whether we have replaced such funds from any source, and without regard to any waiting period. If we choose to repay our TARP assistance pursuant to this provision, we would no longer be subject to the executive compensation provisions of the ARRA.

Summary Compensation Table

The following table shows the compensation paid by the Company for the years ended December 31, 2008 and 2007 to the Chief Executive Officer, and the two other most highly compensated executive officers of the Company who served in such capacities as of December 31, 2008 for services rendered to the Company during the year ended December 31, 2008. These three officers are referred to as the Named Executive Officers in this proxy.

Summary Compensation Table
Name	Principal Position	Year	Salary ($)	Stock Awards ($) *	Option Awards ($) *	All Other Compensation ($) **	Total ($)

Ellis L. Gutshall	President and Chief Executive Officer	2008	320,000	811	10,637	109,556	441,004
		2007	278,720	-	10,339	118,510	407,569

Kimberly B. Snyder	EVP and Chief Financial Officer	2008	175,000	324	10,054	16,327	201,705
		2007	139,000	-	9,187	12,216	160,403

John T. McCaleb	EVP and Chief Lending Officer	2008	160,500	324	7,802	25,175	193,801
		2007	137,000	-	5,980	23,515	166,495

* Please see Note 13 Stock Based Compensation in the Company’s audited financial statements for assumptions made in the valuation for stock and option awards.

** All Other Compensation includes an automobile allowance for Mr. Gutshall, 401(K) contributions, group term life insurance premiums, supplemental retirement plan contributions paid for each of the three Named Executive Officers, and imputed income on split dollar policies for Mr. Gutshall and Ms. Snyder.

Long-Term Incentive Awards

The principal purpose of the long-term incentive program (“Plan”) is to promote the success of the Company by providing incentives to Key Employees that will promote the identification of their personal interest with the long-term financial success of the Company and with growth in shareholder value.

The Company has a 2005 Key Employee Equity Award Plan (the 2005 Plan). The 2005 Plan gives the Company flexibility in tailoring equity-based compensation awards for employees from time to time to the continuing objective of aligning employee incentives with the interests of shareholders as the Company grows and develops. In addition to incentive and nonqualified stock options, the 2005 Plan permits the grant of restricted stock, stock appreciation rights and stock units to persons designated as “Key Employees”. The maximum aggregate number of shares of the Company’s common stock (no par value) that may be issued pursuant to awards made under the Plan may not exceed 250,000. Accordingly, 250,000 shares of authorized but unissued common stock are reserved for use in the 2005 Plan. Within the maximum limits, the Plan specifies that stock appreciation rights may not be granted with respect to more than 500 shares per recipient (2,000 shares for a new employee recipient) per year; and restricted shares and stock units, respectively, may not be granted for more than 5,000 shares per year per recipient.

Employment Agreements

Ellis L. Gutshall. Mr. Gutshall is employed as President and Chief Executive Officer of the Company and the Bank pursuant to an amended employment agreement effective as of December 12, 2008. Under the agreement, he has the duties and responsibilities customarily exercised by the person serving as chief executive officer of a bank holding company or a commercial bank, as the case may be. The agreement has a three year term with an automatic extension each year of one additional year unless either party gives notice at least 120 days prior to the date of extension that the Employment Agreement shall not be extended. The Employment Agreement provides for a certain minimum salary level that may be increased (but not decreased) by the Board pursuant to an annual evaluation, as well as group benefits to the extent provided to other executives, the establishment of a split-dollar life insurance plan, and an automobile allowance (which amount is included in the Other Compensation column of the Summary Compensation Table above).

The Employment Agreement also contains change-in-control provisions. In order to comply with ESSA these provisions were amended by the Board on March 18, 2009, effective December 12, 2008, to prohibit any payment to Mr. Gutshall on departure from the Company other than payment for services performed or benefits accrued. As contemplated by EESA, once the Treasury no longer holds the Company’s preferred stock, the prohibition on payments will no longer apply and Mr. Gutshall will again be entitled to payments under the provisions described below.

Once the Treasury no longer holds any of the Company’s preferred stock, the Employment Agreement entitles Mr. Gutshall to certain benefits in the event his employment is terminated within three years of a change in control of the Company for reason other than death, retirement, disability, cause, voluntary resignation other than for good reason, or pursuant to notice of termination given prior to the change in control (except notice of termination given after any regulatory filing has been made in contemplation of a change-in-control). If a change-in-control followed by such termination occurs, Mr. Gutshall will receive a lump-sum payment equal to 2.99 times annualized compensation (determined as set forth in the Agreement), provided that if the payment is or will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any similar tax (the "Excise Tax"), the amount of such payment will be reduced by the amount necessary to avoid the Excise Tax. The lump-sum payment will be made six-months following such termination in accordance with Section 409A of the Internal Revenue

Code. For this purpose, a change-in-control shall be deemed to have occurred at such time as (i) any Person is or becomes the “beneficial owner” directly or indirectly, of 20% or more of the combined voting power of the Employer’s voting securities; (ii) the Incumbent Board ceases for any reason to constitute at least the majority of the Board, provided that any person becoming a director subsequent to the date of the Agreement whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least 75% of the directors comprising the Incumbent Board shall be treated as an “incumbent;” (iii), all or substantially all of the assets of the Company or the assets of the Bank are sold, transferred or conveyed by any means, including but not limited to direct purchase or merger, if the transferee is not controlled by the Company, control meaning the ownership of 50% of the combined voting power of Company’s voting securities; or (iv) the Company is merged or consolidated with another corporation or entity and as a result of such merger or consolidation, less than 75% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by the former shareholders of the Company. The triggering events above were set by the Committee to encourage Mr. Gutshall to assess strategic opportunities objectively and to protect Mr. Gutshall in the event of a change-in-control if he is terminated or materially adversely affected as a result of the change-in-control.

The Employment Agreement sets forth certain confidentiality provisions as well as a covenant not to compete. The March 18, 2009 amendments to Mr. Gutshall’s Employment Agreement also waive enforcement of Mr. Gutshall’s covenant not to compete so long as the Treasury holds any of the Company’s preferred stock, as required by EESA. Once the preferred stock is no longer held by the Treasury, the covenant not to compete will apply again and if Mr. Gutshall’s employment with the Company and/or the Bank is terminated by Mr. Gutshall other than for Good Reason (as defined) or by the Company other than for Cause (as defined), Mr. Gutshall agrees that for a period of 3 years from the date his employment is terminated, he will not, without the consent in writing of the Chairman of the Board of the Company, become an officer, employee, agent, partner, director or substantial stockholder of any entity engaged in the commercial or retail banking business within a 100 mile radius of the City of Roanoke, Virginia, or become associated in any substantial manner with any entity in the process of formation to engage in the retail or commercial banking business, or any group that intends to form any such entity in the geographical area described above.

The Employment Agreement also sets forth a provision for a life insurance policy or policies to be issued on the life of Mr. Gutshall, the premiums of which will be paid by the Company, as provided in a split-dollar agreement which is mutually satisfactory to the Company and Mr. Gutshall and discussed more fully below.

The March 18, 2009 amendment to Mr. Gutshall’s Employment Agreement also prohibits the Company from paying him certain bonuses, retention awards and incentive compensation not allowed to be paid to Mr. Gutshall as the Company’s most highly compensated employee under EESA. This amendment is also conditioned on the Treasury’s continued investment in the Company.

Kimberly B. Snyder, CPA. Ms. Snyder is employed as Executive Vice President and Chief Financial Officer of the Company and the Bank pursuant to an amended employment agreement effective as of December 12, 2008. Under the agreement, she has the duties and responsibilities customarily exercised by the person serving as chief financial officer of a bank holding company or a commercial bank, as the case may be. The agreement has a two-year term with an automatic extension each year of one additional year unless either party gives notice at least 120 days prior to the date of extension that the Employment Agreement shall not be extended. The Employment

Agreement provides for a certain minimum salary level that may be increased (but not decreased) by the Board pursuant to an annual evaluation, as well as group benefits to the extent provided to other executives and the establishment of a split-dollar life insurance plan.

The Employment Agreement also contains change-in-control provisions. In order to comply with ESSA these provisions were amended by the Board on March 18, 2009, effective December 12, 2008, to prohibit any payment to Ms. Snyder on departure from the Company other than payment for services performed or benefits accrued. As contemplated by EESA, once the Treasury no longer holds the Company’s preferred stock, the prohibition on payments will no longer apply and Ms. Snyder will again be entitled to payments under the provisions described below.

Once the Treasury no longer holds any of the Company’s preferred stock, Employment Agreement entitles Ms. Snyder to certain benefits in the event her employment is terminated within three years of a change in control of the Company for reason other than death, retirement, disability, cause, voluntary resignation other than for good reason, or pursuant to notice of termination given prior to the change in control (except notice of termination given after any regulatory filing has been made in contemplation of a change-in-control). If a change-in-control followed by such termination occurs, Ms. Snyder will receive a lump-sum payment equal to 2.99 times annualized compensation (determined as set forth in the Agreement), provided that if the payment is or will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any similar tax (the "Excise Tax"), the amount of such payment will be reduced by the amount necessary to avoid the Excise Tax. The lump-sum payment will be made six-months following such termination in accordance with Section 409A of the Internal Revenue Code. For this purpose, a change-in-control shall be deemed to have occurred at such time as (i) any Person is or becomes the “beneficial owner” directly or indirectly, of 20% or more of the combined voting power of the Employer’s voting securities; (ii) the Incumbent Board ceases for any reason to constitute at least the majority of the Board, provided that any person becoming a director subsequent to the date of the Agreement whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least 75% of the directors comprising the Incumbent Board shall be treated as an “incumbent;” (iii), all or substantially all of the assets of the Company or the assets of the Bank are sold, transferred or conveyed by any means, including but not limited to direct purchase or merger, if the transferee is not controlled by the Company, control meaning the ownership of 50% of the combined voting power of Company’s voting securities; or (iv) the Company is merged or consolidated with another corporation or entity and as a result of such merger or consolidation, less than 75% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by the former shareholders of the Company. The triggering events above were set by the Committee to encourage Ms. Snyder to assess strategic opportunities objectively and to protect Ms. Snyder in the event of a change-in-control if she is terminated or materially adversely affected as a result of the change-in-control.

The Employment Agreement sets forth certain confidentiality provisions as well as a covenant not to compete. The March 18, 2009 amendments to Ms. Snyder’s Employment Agreement also waive enforcement of Ms. Snyder’s covenant not to compete so long as the Treasury holds any of the Company’s preferred stock, as required by EESA. Once the preferred stock is no longer held by the Treasury, the covenant not to compete will apply again and if Ms. Snyder’s employment with the Company and/or the Bank is terminated by Ms. Snyder other than for Good Reason (as defined) or by the Company other than for Cause (as defined), Ms. Snyder agrees that for a period of 2 years from the date her employment is terminated, she will not, without the consent in writing of the Chief Executive Officer of the Company, become an officer, employee, agent, partner, director or substantial stockholder of any entity engaged in the commercial or retail banking business within a 100 mile radius of the City of Roanoke, Virginia, or become associated in any substantial manner with any entity in the process of formation to engage in the retail or commercial banking business, or any group that intends to form any such entity in the geographical area described above.

The Employment Agreement also sets forth a provision for a life insurance policy or policies to be issued on the life of Ms. Snyder, the premiums of which will be paid by the Company, as provided in a split-dollar agreement which is mutually satisfactory to the Company and Ms. Snyder and discussed more fully below.

John T. McCaleb. Mr. McCaleb does not have an employment agreement with the Company. Until March 18, 2009 he was a party to a Change in Control Severance Agreement with the Company. On that date the Board terminated the agreement in order to comply with EESA requirements.

Outstanding Equity Awards Table at Fiscal Year-End 2008:

The following table shows outstanding equity awards under the Plan for the Named Executive Officers at December 31, 2008:

Outstanding Equity Award Table
		Option Awards				Stock Awards
Name	Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Unearned Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (11)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (12)
Ellis L. Gutshall	President and Chief Executive Officer					5,000	27,250
		945	-	5.56	12/16/2009
		1,800	-	5.17	1/29/2011
		6,200	-	5.33	1/10/2012
		6,000	4,000 (1)	12.50	7/5/2015
		-	12,000 (2)	6.00	12/29/2018
Kimberly B. Snyder	EVP and Chief Financial Officer					2,000	10,900
		2,400	1,600 (3)	12.50	7/5/2015
		750	500 (4)	13.00	8/10/2015
		500	750 (5)	12.20	3/12/2017
		1,000	4,000 (6)	12.20	3/12/2017
		-	4,000 (7)	6.00	12/29/2018
John T. McCaleb	EVP and Chief Lending Officer					2,000	10,900
		5,200	1,300 (8)	14.23	11/11/2014
		-	5,000 (9)	8.75	7/8/2018
		-	4,000 (10)	6.00	12/29/2018

(1)	Remaining vesting of 2,000 shares each on July 5, 2009, and 2010.
(2)	Remaining vesting of 2,400 shares each on December 30, 2009, 2010, 2011, 2012 and 2013.
(3)	Remaining vesting of 800 shares each on July 5, 2009, and 2010.
(4)	Remaining vesting of 250 shares each on August 10, 2009 and 2010.
(5)	Remaining vesting of 250 shares each on August 31, 2009, 2010, and 2011.
(6)	Remaining vesting of 1,000 shares each on March 12, 2009, 2010, 2011 and 2012.
(7)	Remaining vesting of 800 shares each on December 30, 2009, 2010, 2011, 2012 and 2013.

(8)	Remaining vesting of 1,300 shares each on November 11, 2009.
(9)	Remaining vesting of 1,000 shares each on June 30, 2009, 2010, 2011, 2012 and 2013.
(10)	Remaining vesting of 800 shares each on December 30, 2009, 2010, 2011, 2012 and 2013.
(11)

The grants will vest and stock will be issued to the grantees January 31, 2012 if the Company achieves an increase in diluted earnings per share of 15% or greater for the fiscal years ended December 31, 2009, 2010, and 2011, or a cumulative increase in diluted earnings per share of 52% or greater for the year ended December 31, 2011 as compared to the year ended December 31, 2008.

(12)

The market value of unearned grants of restricted stock units is calculated using the closing market price per share of the Company’s stock as of December 31, 2008 of $5.45 per share multiplied times the number of unearned shares.

Split-Dollar Life Insurance Agreements

Ellis L. Gutshall. The Company entered into an individual split-dollar life insurance agreement (“Agreement”) with Mr. Gutshall (“Employee”) on August 20, 2003 (and amended November 1, 2008) to assist with the objective of retaining Mr. Gutshall by providing certain death benefits to Mr. Gutshall in exchange for continued employment until retirement age. The agreements provide for the Company to pay 100% of the premiums associated with the insurance policy specified in the agreement. Upon the death of Employee, the proceeds of the respective policy shall be paid in the following order: (a) to Employee’s designated beneficiary or beneficiaries an amount equal to three times the Employee’s base salary during the last full year of Employee’s employment with the Bank (“Employee Proceeds”), and (b) the excess of the death proceeds after payment of the Employee Proceeds to the Bank (“Bank Proceeds”). The Bank agrees to direct the Insurer with respect to the payment of the death proceeds in accordance with the Agreement.

The Agreement will automatically terminate upon termination of Employee’s employment with either the Bank or the Company regardless of reason, cause or event except:

•	Employee’s death;
•	Employee’s disability (as defined in Employment Agreement described above);
•	Employee’s retirement (as defined in Employment Agreement described above);
•	Employee terminates employment for Good Reason (as defined in Employment Agreement described above); and
•	Employee’s employment is terminated without Cause (as defined in Employment Agreement described above).

After termination of the Agreement, all rights and benefits of the Employee under the Agreement and under the Policy shall cease automatically.

Kimberly B. Snyder, CPA. The Company entered into an individual split-dollar life insurance agreement (“Agreement”) with Ms. Snyder (“Employee”) on November 1, 2008 to assist with the objective of retaining Ms. Snyder by providing certain death benefits to Ms. Snyder in exchange for continued employment until retirement age. The agreements provide for the Company to pay 100% of the premiums associated with the insurance policy specified in the agreement. Upon the death of Employee, the proceeds of the respective policy shall be paid in the following order: (a) to Employee’s designated beneficiary or beneficiaries an amount equal to three times the Employee’s base salary during the last full year of Employee’s employment with the Bank (“Employee Proceeds”), and (b) the excess of the death proceeds after payment of the Employee Proceeds to the Bank (“Bank Proceeds”). The Bank agrees to direct the Insurer with respect to the payment of the death proceeds in accordance with the Agreement.

The Agreement will automatically terminate upon termination of Employee’s employment with either the Bank or the Company regardless of reason, cause or event except:

•	Employee’s death;
•	Employee’s disability (as defined in Employment Agreement described above);
•	Employee terminates employment for Good Reason (as defined in Employment Agreement described above); and
•	Employee’s employment is terminated without Cause (as defined in Employment Agreement described above).

After termination of the Agreement, all rights and benefits of the Employee under the Agreement and under the Policy shall cease automatically.

Supplemental Retirement Plan

In 2002, the Company instituted a Supplemental Retirement Plan (“Plan”) for certain key officers of the Company and the Bank, including the Named Executive Officers, to assist with the objective of recruiting and retaining executive talent by providing an additional retirement incentive (above the 401(k) plan available to all employees) in exchange for continued employment until retirement age. Because the Plan’s crediting rate is based upon Company performance in the form of return on shareholder’s equity, this Plan assists the Company in achieving alignment with shareholders’ long-term interests, as well. The Plan is designed to provide in a base case scenario fifteen annual payments equal to 50% of a participant’s average annual salary and bonus for the five years immediately prior to retirement, reduced by the participant’s primary Social Security benefit. The Plan contains a formula that each year varies the crediting rate for a participant’s account in accordance with the Company’s return on shareholders’ equity so that, depending on the Company’s financial performance over time, the annual benefit actually paid could be greater or less than 50% of final average compensation prior to the Social Security offset. The Plan contains provisions for disability and survivor benefits, a benefits vesting schedule based on a combination of age and years of service, and automatic full vesting in the event of a change in control of the Company. The funding mechanism for the plan is Company-owned insurance policies on the lives of the plan participants and, because of the tax advantages of the life insurance policies, the Plan is designed to be profit-neutral to the Company.

This Plan was amended with an effective date of November 1, 2008 to consolidate administration and bring each existing plan into written compliance with Section 409A of the Internal Revenue Code, as amended (the “Code”) and Treasury Regulations thereunder. Code Section 409A-driven changes include minor revisions to the “Disabled” definition, and inclusion of a compliant definition of “Separation from Service”. In addition, the plan now contains incorporates a required six-month delay for payments made to a key employee (defined in the plan as a “specified employee”) upon a separation from service.

TARP Limitations

As disclosed in this proxy statement, severance and change in control payments will be limited by the statutes and regulations that apply to the Company as a consequence of the Company’s participation in TARP. These limitations will only apply so long as the Treasury’s investment in our preferred stock remains outstanding. For further discussion, see Recent Developments Related to the Company’s Participation in TARP.

Compensation of Directors

Directors of the Company do not receive any retainers for their services as directors, but in 2008 each was paid a fee of $800 for each Board meeting attended, $400 for meetings of Board committees, except Audit, which received $450 for each meeting attended. The Audit Committee Chairman received $550 for each Audit Committee meeting attended and the Directors’ Loan Committee Chairman received $500 for each Directors’ Loan Committee meeting attended. Committee fees are reduced by 50% if a meeting is held immediately before or after a meeting of the Board or another committee on which the director serves. Directors who are also active officers of the Company or the Bank are not eligible to receive director fees.

For 2009, all board fees have been increased by 5%. As such, each director will be paid a fee of $840 for each Board meeting attended, $420 for meetings of Board committees, except Audit, which will receive $472.50 for each meeting attended. The Audit Committee Chairman will receive $577.50 for each Audit Committee meeting attended and the Directors’ Loan Committee Chairman will receive $525 for each Directors’ Loan Committee meeting attended. Committee fees will be reduced by 50% if a meeting is held immediately before or after a meeting of the Board or another committee on which the director serves. Directors who are also active officers of the Company or the Bank are not eligible to receive director fees.

The following table presents total compensation to the Board of Directors for fiscal 2008:

2008 Director Compensation Table
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Abney S. Boxley, III	16,200	-	-	-	-	-	16,200
William D. Elliot	10,950	-	-	-	-	-	10,950
James S. Frantz, Jr.	15,800	-	-	-	-	-	15,800
Ellis L. Gutshall	-	-	-	-	-	-	-
Mason Haynesworth	15,450	-	-	-	-	-	15,450
Eddie F. Hearp	19,950	-	-	-	-	-	19,950
Anna L. Lawson	12,000	-	-	-	-	-	12,000
Barbara B. Lemon	14,750	-	-	-	-	-	14,750
A. Wayne Lewis	23,000	-	-	-	-	-	23,000
Samuel L. Lionberger, Jr.	12,200	-	-	-	-	-	12,200
George W. Logan	12,000	-	-	-	-	-	12,000
Geoffrey M. Ottaway	11,750	-	-	-	-	-	11,750
John W. Starr, M.D.	20,600	-	-	-	-	-	20,600
Ward W. Stevens, M.D.	22,000	-	-	-	-	-	22,000
Michael E. Warner	16,800	-	-	-	-	-	16,800
Edward B. Walker	11,600						11,600
Maury Strauss (Emeritus)	6,000	-	-	-	-	-	6,000

Total	241,050	-	-	-	-	-	241,050

Review of All Components of Executive Compensation

The Committee has reviewed information about all components of the compensation provided to the Company’s executive officers, including base salary, annual bonus, equity compensation, perquisites and other personal benefits, and the accumulated benefit under the supplemental executive retirement plan. In making decisions with respect to any element of a Named Executive Officer’s compensation, the Committee considers the total compensation that may be awarded to the officer, including salary, annual bonus, and long-term incentive compensation. In addition, in reviewing and approving employment agreements for Named Executive Officers, the Committee considers the other benefits to which the officer is entitled by the agreement, including compensation payable upon termination of the agreement under a variety of circumstances. The Committee’s goal is to award compensation that is reasonable when all elements of potential compensation are considered. A summary of the Company’s compensation programs, practices, and internal controls, and tables quantifying the estimated values of these components for each executive, were presented to and reviewed by the Committee.

The Human Resources Committee certifies that it has reviewed with the Chief Risk Officer the SEO incentive compensation arrangements and has made reasonable efforts to ensure that such arrangements do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the institution. For purposes of this certification SEOs include Ellis L. Gutshall, President and CEO, Kimberly B. Snyder, CPA, Executive Vice President and CFO, John T. McCaleb, Executive Vice President and CLO, Andrew B. Agee, Senior Vice President and Senior Real Estate Officer and R. Grayson Goldsmith, Senior Vice President and Senior Business Banking Manager.

THE HUMAN RESOURCES COMMITTEE

William D. Elliot, Chairman

Anna L. Lawson

Barbara B. Lemon

George W. Logan

Ward W. Stevens, MD

Nominating Committee

The Nominating Committee consists of Directors Elliot (Chairman), Lawson, Lemon, Logan and Stevens. The Board of Directors has determined that all Committee members are “independent” directors under the current listing standards of the NASDAQ Stock Market. The Committee evaluates and recommends to the Board of Directors nominees for election as directors of the Company and the Bank. The Nominating Committee met once in 2008. The Nominating Committee and the Board have approved a Nominating Committee Charter, which is included on the shareholder information page of our website at www.myvalleybank.com.

Potential candidates for nomination and election to the Board are identified by current Board members, management and shareholders. All candidates, including those recommended by shareholders, will be considered using the same criteria. Generally, candidates should be highly qualified by business, professional or comparable experience, eager to serve on the Board, financially capable of making a meaningful investment in the Company’s stock, able to develop meaningful new customer relationships for the Bank and capable of representing the interests of all shareholders and not merely those of any special interest group. When considering a potential candidate the Nominating Committee and the Board will consider their personal knowledge of the candidate, information from outside sources concerning the candidate’s qualifications, and the results of an interview, if appropriate. Shareholders wishing to suggest a candidate for consideration at the 2010 Annual Meeting of Shareholders should forward to the Corporate Secretary of the Company, who also serves as Secretary to the Nominating Committee, not later than November 19, 2009 the candidate’s name, a description of the candidate’s background and qualifications, and a written consent by the candidate to being evaluated by the Committee and serving on the Board.

OTHER MATTERS

Board and Committee Meetings and Attendance

The Board of the Company met ten times in 2008 and the Board of the Bank met twelve times during the same period. All incumbent Board members, with the exception of one, attended at least 75% of the total meetings of the Boards of the Company and the Bank and all committees hereof on which he or she sat. Board member Ottaway attended 72% of the total meetings of the Boards of the Company and the Bank and all committees hereof on which he sat.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of beneficial ownership reporting Forms 3 and 4 furnished to the Company under Rule 16a-3(e) of the SEC, and upon appropriate written representations, we believe that all reports of initial and subsequent changes in beneficial ownership of the Company’s securities as required pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), were filed with the Commission on a timely basis during the 2008 by all persons who were directors or executive officers of the Company at any time during the year with the exception of one director who made two late filings (See Information Concerning Directors and Nominees).

Committee Charters

The Board of Directors has adopted charters for its Audit Committee, Nominating Committee, and Human Resources Committee to define the duties and responsibilities of those committees. The Audit, Nominating, and Human Resources Committee charters are included on the shareholder information page of our website at www.myvalleybank.com. If you would prefer to receive a copy via mail at no cost to you, please contact the Corporate Secretary.

Code of Ethics

The Company has in place a written Code of Ethics for Executive Officers and Officers. The Code applies to the Chief Executive Officer, the Chief Financial Officer, all other executive officers and officers. The Code of Ethics is included on the shareholder information page of our website at www.myvalleybank.com.

Whistleblower Procedures

The Audit Committee and the Board of Directors have approved procedures for the receipt, retention and treatment of reports or complaints to the Audit Committee regarding accounting, internal accounting controls, auditing matters and legal or regulatory matters. There are also procedures for the submission by Company or Bank employees of confidential, anonymous reports to the Audit Committee of concerns regarding questionable accounting or auditing matters.

Communications with Directors

The Board of Directors has adopted a policy and procedures for shareholders to communicate with directors. Shareholders of the Company are encouraged to communicate with the full Board, or with individual directors, regarding their suggestions, concerns, complaints and other matters pertinent to the Company’s business. Shareholders should send their communication in writing to the Corporate Secretary, indicating whether it is intended for the Board as a whole, for the Chairman of a committee of the Board, or for one or more individual members of the Board. The Corporate Secretary will review all written communications and forward them to the director or directors for whom they appear to be intended. Communications that involve specific complaints from a customer of the Bank relating to the customer’s deposit, loan or other relationship or transactions with the Bank will be forwarded to the Chairman of the Audit Committee.

Board Member Attendance at Annual Meetings

The Board of Directors recognizes that attendance by directors at annual meetings of the Corporation's shareholders benefits the Company by giving directors an opportunity to meet, talk with and hear the suggestions or concerns of shareholders who attend those meetings, and by giving those shareholders access to the Company's directors that they may not have at any other time during the year. The Board of Directors recognizes that directors have their own business interests and are not full-time employees of the Company, and that the Company cannot compel attendance by directors at annual meetings. However, it is the policy of the Board of Directors that directors be strongly encouraged to attend each annual meeting of the Company's shareholders. At the 2008 Annual Meeting of Shareholders, 81% of the then-serving sixteen directors were in attendance.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR
PROPOSAL NO. 1 TO ELECT THE FIVE NOMINEES FROM CLASS C LISTED
ABOVE AS DIRECTORS OF THE COMPANY.

____________________________________________________________________________________________________________________________________________

PROPOSAL NO. 2: NON-BINDING VOTE ON EXECUTIVE COMPENSATION

On February 17, 2009, President Obama signed the American Recovery and Reinvestment Act of 2009 (the “ARRA”) into law. The ARRA includes a provision, commonly referred to as “Say-on-Pay,” that requires any recipient of funds in the Troubled Assets Relief Program (the “TARP”) to permit a separate shareholder vote to approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

In order to comply with ARRA as a recipient of TARP funds, the Board of Directors of the Company is providing you the opportunity, as a shareholder, to endorse or not endorse our executive pay programs and policies through the following resolution:

“RESOLVED, that the shareholders approve the compensation of executive officers as disclosed in this proxy statement pursuant to the rules of the Securities and Exchange Commission.”

Non-binding approval of the Company’s executive compensation program would require that a majority of the shares present or represented at the annual meeting vote in favor of the proposal. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the determination as to whether the Company’s executive compensation program as disclosed in this proxy statement is approved.

Because your vote is advisory, it will not be binding upon the Board of Directors, overrule any decision made by the Board of Directors or create or imply any additional fiduciary duty by the Board of Directors. The Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR
APPROVAL OF PROPOSAL 2 – NON-BINDING VOTE ON EXECUTIVE
COMPENSATION

____________________________________________________________________________________________________________________________________________

ATTENDANCE AT THE MEETING

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Registration will begin at 9:15 a.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras (including cell phones with photographic capabilities), recording devices, and other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in “street name” (that is, through a broker), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the Company’s 2010 Annual Meeting of Shareholders must be received not later than December 3, 2009 by the Corporate Secretary at P.O. Box 2740, Roanoke, VA 24001 for inclusion in the Company’s Proxy Statement relating to that meeting. With respect to a proposal by a shareholder not seeking to have the proposal included in the Company's Proxy Statement but seeking to have the proposal considered at the 2010 Annual Meeting, the proposal must be received by the Corporate Secretary at P.O. Box 2740, Roanoke, VA 24001 not earlier than January 22, 2010 and not later than February 21, 2010 to be considered at the 2010 Annual Meeting.

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

The Board of Directors knows of no other matter that may properly come before the Annual Meeting for action. However, if any other matter does properly come before the Annual Meeting, the persons named in the form of proxy will vote the proxy in accordance with their judgment as to what is in the best interests of the Company.

By Order of the Board of Directors

/s/ Kimberly B. Snyder

Roanoke, Virginia	Kimberly B. Snyder, CPA
April 2, 2009	Executive Vice President
Chief Financial Officer and Corporate Secretary

[FORM OF PROXY]

☒	PLEASE MARK VOTES	REVOCABLE PROXY
	AS IN THIS EXAMPLE	VALLEY FINANCIAL CORPORATION.		With-	For All
			For	hold	Except

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF VALLEY
FINANCIAL CORPORATION FOR THE 2009 ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON MAY 13, 2009.

The undersigned hereby appoints Wayne A. Whitham, Jr., Esq., whom may act with full power of substitution, as proxy to vote all of the shares of common stock of the Company held of record by the undersigned on March 6, 2009 at the Annual Meeting of the Company to be held on May 13, 2009 at 10:00 a.m. and at any adjournments thereof, as designated hereon:

		1. Election of five directors to serve until the 2012 Annual Meeting of Shareholders	☐	☐	☐

  Ellis L. Gutshall
  Mason Haynesworth
  A. Wayne Lewis
  George W. Logan
  Geoffrey M. Ottaway

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

			For	Against	Abstain

		2. To approve, in an advisory (non-binding) vote, Valley Financial Corporation’s Executive Compensation.	☐	☐	☐

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THE STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED FOR PROPOSALS NO. 1 AND 2.
Please be sure to sign and date this proxy card in the box below.		Date

Sign above

+	+

¿ Detach above card, sign, date and mail in postage paid envelope provided. ¿

VALLEY FINANCIAL CORPORATION
36 Church Avenue, SW • Roanoke, Virginia 24011

The above signed hereby acknowledges receipt of the Notice and Access Statement dated April 2, 2009 with respect to the 2009 Annual Meeting.
NOTE: When signing as attorney, trustee, administrator, executor or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. In the case of joint tenants, each joint owner must sign.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.